EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements of The Bear Stearns Companies Inc. on Form S-3, File Nos. 33-56009, 333-42295, 333-43565, 333-57083, 333-61437, 333-66861, 333-79417, 333-83049 and 333-31980
and Form S-8, File Nos. 33-49979, 33-50012, 33-55804, 33-56103, 333-16041,
333-57661, 333-58007, 333-66353, 333-81901 and 333-92357 of our reports dated
June 16, 2000, appearing in the Current Report on Form 8-K of The Bear Stearns Companies Inc. for the five-month period ended November 26, 1999.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
September 28, 2000
New York, New York